                                                     Exhibit (12)
                                                     Commonwealth Edison Company
                                                     Form 8-K  File No. 1-1839


       Commonwealth Edison Company and Subsidiary Companies Consolidated
       ------------------------------------------------------------------
              Computation of Ratios of Earnings to Fixed Charges
                  and Ratios of Earnings to Fixed Charges and
             Preferred and Preference Stock Dividend Requirements
             ----------------------------------------------------
                            (Thousands of Dollars)

                                                              Twelve Months Ended
                                                           ---------------------------
Line                                                       December 31,   December 31,
 No.                                                           1999           1998
----                                                       ------------   ------------
 1      Net income before extraordinary items               $  650,308     $  594,206
                                                            ----------     ----------
 2      Net provisions for income taxes and
 3         investment tax credits deferred
 4         charged to-
 5            Operations                                    $  353,477     $  355,667
 6            Other income                                     (25,544)        (4,741)
                                                            ----------     ----------
 7                                                          $  327,933     $  350,926
                                                            ----------     ----------
 8      Fixed charges-
 9         Interest on debt                                 $  567,567     $  478,404
10         Estimated interest component of nuclear
11           fuel and other lease payments, rentals
12           and other interest                                 65,705         74,568
13         Amortization of debt discount, premium and
14           expense                                            10,083         10,369
15         Company-obligated mandatorily redeemable
16           preferred securities dividend requirements
17           of subsidiary trusts holding solely the
18           Company's subordinated debt securities             29,710         29,710
                                                            ----------     ----------
19                                                          $  673,065     $  593,051
                                                            ----------     ----------
20      Preferred and preference stock dividend
21        requirements-
22         Provisions for preferred and preference
23           stock dividends                                $   23,756     $   56,884
24         Taxes on income required to meet provisions
             for preferred and preference stock dividends       15,543         37,232
                                                            ----------     ----------
25                                                          $   39,299     $   94,116
                                                            ----------     ----------

26      Fixed charges and preferred and preference
27        stock dividend requirements                       $  712,364     $  687,167
                                                            ----------     ----------

28      Earnings for fixed charges and preferred
29        and preference stock dividend requirements        $1,651,306     $1,538,183
                                                            ----------     ----------
30      Ratios of earnings to fixed charges
           (line 29 divided by line 19)                           2.45           2.59
                                                            ==========     ==========
31      Ratios of earnings to fixed charges and
32         preferred and preference
33         stock dividend requirements
34         (line 29 divided by line 27)                           2.32           2.24
                                                            ==========     ==========